Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results

LIVERMORE, Calif. — April 30, 2014 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2014 that ended on March 29, 2014. Quarterly revenues were $56.0 million, up 15% from $48.5 million in the fourth quarter of fiscal 2013, and up 6% from $52.6 million in the first quarter of fiscal 2013.

On a GAAP basis, net loss for the first quarter of fiscal 2014 was $(12.7) million, or $(0.23) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2013 of $(18.8) million, or $(0.34) per fully-diluted share, and a net loss for the first quarter of fiscal 2013 of $(19.8) million, or $(0.37) per fully-diluted share.

On a non-GAAP basis, net loss for the first quarter of fiscal 2014 was $(2.3) million, or $(0.04) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2013 of $(10.9) million, or $(0.20) per fully-diluted share, and a net loss for the first quarter of fiscal 2013 of $(6.9) million, or $(0.13) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage for the first quarter of fiscal 2014 was $(7.1) million, compared to cash usage of $(5.2) million for the fourth quarter of fiscal 2013 and cash usage of $(12.1) million for the first quarter of fiscal 2013.

"We saw strong momentum in our SoC business during Q1 with increasing customer interest in our product solutions, including copper pillar test solutions,” said Tom St. Dennis, CEO of FormFactor, Inc. “We also made significant progress on our recovery from the customer-specific DRAM issues we experienced in 2013. This progress enabled us to both re-engage with the customer and introduce new efficiencies into our operational processes.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through May 3, 2014, 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 28662597. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe created one of the leading wafer test solution providers for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; seasonal industry trends; risks of the company’s ability to realize further operational efficiencies and recover fully from supplier and manufacturing challenges experienced in 2013; the company’s ability to maintain or increase its SoC business and to realize sustainable profitability in 2014; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Revenues	$55,959	$52,620
Cost of revenues	43,634	43,545
Gross profit	12,325	9,075
Operating expenses:
Research and development	9,747	10,929
Selling, general and administrative	12,254	14,618
Restructuring charges, net	1,997	3,980
Impairment of long-lived assets	743	58
Total operating expenses	24,741	29,585
Operating loss	(12,416)	(20,510)
Interest income, net	79	107
Other income (expense), net	(66)	423
Loss before income taxes	(12,403)	(19,980)
Provision (benefit) for income taxes	308	(207)
Net loss	$(12,711)	$(19,773)
Net loss per share:
Basic and Diluted	$(0.23)	$(0.37)
Weighted-average number of shares used in per share calculations:
Basic and diluted	55,050	53,664

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013

GAAP net loss	$(12,711)	$(19,773)
Stock-based compensation	2,570	3,035
Restructuring charges, net	1,997	3,980
Acquisition and integration related expenses	41	912
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	4,949	4,786
Impairment of long-lived assets	743	58
Loss contingency	133	—
Income tax valuation allowance	—	150
Non-GAAP net loss	$(2,278)	$(6,852)

Non-GAAP net loss per share:
Basic and Diluted	$(0.04)	$(0.13)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	55,050	53,664

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$49,199	$59,196
Marketable securities	94,798	91,895
Accounts receivable, net	37,057	30,189
Inventories, net	21,319	20,707
Deferred tax assets	2,777	2,776
Refundable income taxes	782	782
Prepaid expenses and other current assets	7,372	6,106
Total current assets	213,304	211,651
Restricted cash	435	435
Property, plant and equipment, net	30,049	35,190
Goodwill	30,731	30,731
Intangibles, net	52,398	57,470
Deferred tax assets	3,988	3,960
Other assets	1,273	1,271
Total assets	$332,178	$340,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,921	$16,313
Accrued liabilities	13,814	13,985
Capital leases, current portion	140	270
Income taxes payable	532	172
Deferred revenue	7,392	7,030
Total current liabilities	37,799	37,770
Long-term income taxes payable	2,473	2,497
Deferred rent and other liabilities	6,393	6,355
Total liabilities	46,665	46,622
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	699,681	695,686
Accumulated other comprehensive loss	(106)	(249)
Accumulated deficit	(414,062)	(401,351)
Total stockholders’ equity	285,513	294,086
Total liabilities and stockholders’ equity	$332,178	$340,708